UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2015

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7315 Wisconsin Avenue, 1100 West, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 12, 2015, Pebblebrook Hotel Trust (the “Company”) and Pebblebrook Hotel, L.P. (the “Operating Partnership”) entered into a Note Purchase and Guarantee Agreement (the “Note Purchase Agreement”) with Massachusetts Mutual Life Insurance Company, MassMutual Asia Limited, Allianz Life Insurance Company of North America and The Guardian Life Insurance Company of America (collectively, the “Purchasers”) in connection with a private placement of senior unsecured notes of the Operating Partnership. Under the Note Purchase Agreement, the Operating Partnership will issue to the Purchasers $100,000,000 of its senior unsecured notes of which (i) $60,000,000 aggregate principal is designated as its 4.70% Senior Notes, Series A, due December 1, 2023 (the “Series A Notes”) and (ii) $40,000,000 aggregate principal is designated as its 4.93% Senior Notes, Series B, due December 1, 2025 (the “Series B Notes” and, together with the Series A Notes, the “Notes”). The issuance and sale of the Notes is expected to occur at closing on December 1, 2015, subject to the satisfaction of customary closing conditions (the “Private Placement”). Obligations under the Notes will be unconditionally guaranteed by the Company.
Upon issuance, the Notes will pay interest semiannually on the first day of June and December in each year until maturity. The Operating Partnership may prepay at any time all, or from time to time any part of, either series of the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes of such series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid plus a make-whole amount. The make-whole amount is equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the Notes being prepaid over the aggregate principal amount of such Notes (as more particularly described in the Note Purchase Agreement).
The Note Purchase Agreement contains a number of customary financial covenants, including a maximum leverage ratio, secured and unsecured leverage ratios and a fixed charge coverage ratio. The Note Purchase Agreement also contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Note Purchase Agreement could result in the Purchasers accelerating the payment of all obligations under the Notes. These financial and restrictive covenants and default provisions are substantially similar to those contained in the Company’s senior unsecured credit facilities.
Net proceeds from the Private Placement will be used for the partial repayment of amounts outstanding under the Company’s senior unsecured credit facility. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. At closing of the Private Placement, the Operating Partnership will issue and sell the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
The above summary of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement. The Company will file a copy of the Note Purchase Agreement, including the forms of the Notes, as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2015.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On November 12, 2015, the Company issued a press release announcing the entry into the Note Purchase Agreement described above. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. These forward-looking statements relate to the closing of the Private Placement and the use of proceeds from the transaction. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information.

These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, issued November 12, 2015, regarding entry into the Note Purchase Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

November 16, 2015	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, issued November 12, 2015, regarding entry into the Note Purchase Agreement.